                                                                    Exhibit 99.2

                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                                     2001 Planned
                                                                          ----------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports

Car                                              373           426          310

Truck                                            705           704          620
                                               -----         -----         -----           -----       -----
   North American Production                   1,078         1,130          930

Mexican Domestic Units                        Incl. Above   Incl. Above  Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       50            71           58
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,128         1,201          988


Overseas Vehicle Unit Sales                      699           716          601
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,827         1,917        1,589
                                               =====         =====        ======           =====       =====

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                                        0            0
                  - Quarter                       (9)           73         (213)
                  - Year                        (202)         (176)        (117)

                  Percentage:
                  - Issue                                        0%           0%
                  - Quarter                      (1)%            6%        (18)%
                  - Year                        (15)%         (13)%        (11)%

   Overseas
                  Units:
                  - Issue                                        0            0
                  - Quarter                       72            17         (115)
                  - Year                         105            34           33

                  Percentage:
                  - Issue                                       0%            0%
                  - Quarter                       11%           2%         (16)%
                  - Year                          18%           5%            6%

   Worldwide
                  Units:
                  - Issue                                        0            0
                  - Quarter                       63            90         (328)
                  - Year                         (97)         (142)         (84)

                  Percentage:
                  - Issue                                       0%            0%
                  - Quarter                        4%           5%         (17)%
                  - Year                         (5)%         (7)%          (5)%

                                                              Investor Relations
                                                                          8/1/01